UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2011

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
_______________	_______________	_______________
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

(Address of Principal Executive Offices) (Zip Code)
____________________

(913) 362-0510

(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03               Material Modification to Rights of Security Holders.

Effective as of the close of business on October 14, 2011, the Amended and Restated Rights Agreement (the "Rights Agreement"), dated as of October 14, 2008, between Layne Christensen Company (the "Company") and National City Bank, as Rights Agent, expired in accordance with its terms.  The Rights Agreement provided common stockholders of the Company with the right to purchase shares of Series A Junior Participating Preferred Stock upon the terms and subject to the conditions set forth in the Rights Agreement.  As a result, the preferred stock purchase rights under the Rights Agreement have been terminated and are no longer effective.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the termination of the Rights Agreement discussed in Item 3.03 herein, on October 10, 2011, the Board of Directors of the Company approved an amendment and restatement of the Company's Bylaws (the "Amendment and Restatement").  The Amendment and Restatement amended Article II, Section 6 of the Company's Bylaws to eliminate a provision that provided for the calling of a special meeting of stockholders for the sole purpose of voting on whether to redeem the preferred stock purchase rights in the event the Company received a Qualified Offer (as defined in the Rights Agreement).

This description is a summary of the amendments to the Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws of Layne Christensen Company (as adopted October 10, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: October 14, 2011	By:	/s/ Jerry W. Fanska
Name: Jerry W. Fanska
Title: Senior Vice President – Finance